SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                February 26, 2001
                        ---------------------------------
                        (Date of earliest event reported)


                              THE FINOVA GROUP INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                     1-11011                   86-0695381
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(State or Other Jurisdiction         (Commission                (IRS Employer
      of Incorporation)              File Number)            Identification No.)


4800 North Scottsdale Road, Scottsdale, Arizona                   85251-7623
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   (Address of Principal Executive Offices)                       (Zip Code)


                                 (480) 636-4800
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               Registrant's telephone number, including area code


                                      None
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

     On February 27, 2001, The FINOVA Group Inc., Berkshire Hathaway Inc. and Leucadia National Corporation announced that they have entered into an agreement for a $6 billion loan to FINOVA Capital Corporation, the principal operating subsidiary of FINOVA Group, in connection with a restructuring of all of FINOVA Capital's outstanding bank and publicly traded debt securities. The restructuring will be accomplished pursuant to proceedings under Chapter 11 of the United States Bankruptcy Code. FINOVA Group, FINOVA Capital and certain other subsidiaries, including FINOVA Finance Trust, expect to file petitions for reorganization under Chapter 11 in the near future.

     On February 28, 2001, FINOVA Group issued a press release containing additional details about the proposed restructuring.

In connection with the transactions contemplated by the commitment, on February 27, 2001, FINOVA Capital announced a moratorium on repayment of principal on its outstanding bank and bond debt. The purpose of the moratorium is to help assure that all creditors are treated equitably in the debt restructuring process. In connection with that moratorium, FINOVA Capital did not make a $50 million principal payment due on February 27, 2001 with respect to its 5.98% notes due 2001, which constitutes an event of default under the trust indenture for 5.98% notes. FINOVA Capital did pay the accrued interest on the 5.98% notes. Non-payment of 5.98% principal also constitutes a default under FINOVA Capital's remaining approximately $11 billion of bank and bond indebtedness, which permits the holders of that debt to declare an event of default. FINOVA Capital also expects that it will be in default under its bank credit facilities with respect to certain financial covenants as of the end of the fourth quarter of 2000, once financial results for 2000 have been finalized.

     The commitment letter and a management service agreement among FINOVA Group, Leucadia National Corporation and Leucadia International Corporation are filed as Exhibits 10.A and 10.B to this report. Copies of the joint press release issued by FINOVA Group, FINOVA Capital, Berkshire Hathaway Inc. and Leucadia National Corporation on February 27, 2001 and the FINOVA Group's press release issued on February 28, 2001 are filed as Exhibits 99.A and 99.B to this report.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, The FINOVA Group Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        THE FINOVA GROUP INC.


Dated: February 28, 2001                By: /s/ Richard Lieberman
                                            ------------------------------------
                                            Richard Lieberman
                                            Vice President-Associate General
                                            Counsel and Assistant Secretary

                                  EXHIBIT INDEX


Exhibit Number                           Description
--------------                           -----------

   10.A Commitment Letter for $6,000,000,000 Senior Secured Credit Facility from Berkshire Hathaway, Inc., Leucadia National Corporation and Berkadia, LLC, dated February 26, 2001.

   10.B Management Agreement between The FINOVA Group Inc., Leucadia National Corporation, and Leucadia International
               Corporation, dated February 26, 2001.

   99.A Press Release of The FINOVA Group Inc., FINOVA Capital Corporation, Berkshire Hathaway Inc. and Leucadia National Corporation, dated February 27, 2001.

   99.B        Press Release of The FINOVA Group Inc., dated February 28, 2001.